Exhibit 10.11

STOCKholder Agreement

This Stockholders Agreement (as the same may be amended, modified or supplemented from time to time, this “Agreement”) dated as of [ ], 2015, by and between RiverBanc Multifamily Investors, Inc., a Maryland corporation (the “Company”), and New York Mortgage Trust, Inc., a Maryland corporation (“NYMT”).

RECITALS

WHEREAS, the Company has entered into an Underwriting Agreement to sell shares of the Common Stock to the underwriters named therein in connection with the Company’s initial public offering (the “IPO”);

WHEREAS, prior to or concurrently with the closing of the IPO, NYMT will contribute certain investments owned directly or indirectly by NYMT to the Company in exchange for shares of Common Stock;

WHEREAS, the Company and NYMT each desire to enter into this Agreement to establish certain director nomination rights with respect to the Common Stock to be held by NYMT following the closing of the IPO.

NOW, THEREFORE, in consideration of the premises and of the covenants and obligations hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Additional Director Seat” has the meaning set forth in Section 2.1.

“Affiliate” means, with respect to any Person, (i) each other Person that, directly or indirectly, owns or Controls, whether beneficially or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the stock or ownership interest of such Person and (ii) each other Person that Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” shall have a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Beneficial Ownership” of any securities means ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and Section 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or other day on which national banking associations in the State of New York are authorized by law to be closed.

“Capital Stock” means all classes or series of stock of the Company, including, without limitation, Common Stock and preferred stock.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Common Stock” means the shares of common stock, $0.01 par value per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Common Units” has the meaning set forth in the Partnership Agreement.

“Company” has the meaning set forth in the preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of such Person’s management or policies, whether through ownership of voting securities, by contract or otherwise.

“Director” means any member of the Board.

“Independent Director” means a Director who would be considered to be an “independent director” of the Company within the meaning of such term under the applicable rules of the stock exchange on which the Company lists or intends to list its shares.

“LTIP Unit” has the meaning set forth in the Partnership Agreement.

“NYMT Designee” shall mean: (i) initially, the following individual who is a Director upon the completion of the IPO: Steven R. Mumma, and (ii) thereafter, at any time, each individual designated by NYMT pursuant to this Agreement for nomination or appointment to the Board at or after the then most recent annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which Directors are to be elected) who is either serving as a Director or whose nomination or appointment to the Board is pending.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of RB Multifamily LP, as the same may be amended and restated from time to time in the future.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Shares” means shares of Common Stock.

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Section 1.2.          Construction. Unless the context requires otherwise, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules and Exhibits are to Schedules and Exhibits attached hereto, each of which is made a part hereof for all purposes. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides). This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

Section 2.1.          Increase Size of Board. The Company hereby agrees to increase the size of the Board from five to six Directors on the thirteen-month anniversary of this Agreement (or the first Business Day following such anniversary if such anniversary falls on a date other than a Business Day) by appointing an additional Independent Director (the “Additional Director Seat”), unless NYMT expressly agrees in writing to waive the obligation of the Company set forth in this Section 2.1.

ARTICLE III

DIRECTOR NOMINATION RIGHTS

Section 3.1.          Director Nomination Rights.

(a)                Except as provided in this Section 3.1(a) or as otherwise provided in this Agreement, NYMT shall have the right, but not the obligation, to designate a certain number of individuals for nomination to the Board at each annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which all Directors are to be elected). Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, NYMT shall have the following rights:

(i)                 so long as NYMT and its Affiliates Beneficially Own at least 10.0% of the outstanding Common Stock (assuming all outstanding Common Units and LTIP Units are exchanged for shares of Common Stock in accordance with the terms of the Partnership Agreement), NYMT will have the right to designate one Director nominee to the Board;

(ii)               if NYMT and its Affiliates Beneficially Own at least 20.0% of the outstanding Common Stock (assuming all outstanding Common Units and LTIP Units are exchanged for shares of Common Stock in accordance with the terms of the Partnership Agreement) as of the one-year anniversary of the completion of the IPO, NYMT will have the right to designate the Independent Director that will fill the Additional Director Seat;

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(iii)             from and after the date on which the Independent Director that fills the Additional Director Seat takes office:

(A)             for so long as NYMT and its Affiliates Beneficially Own at least 20.0% of the outstanding Common Stock (assuming all outstanding Common Units and LTIP Units are exchanged for shares of Common Stock in accordance with the terms of the Partnership Agreement), NYMT will have the right to designate two (2) Director nominees to the Board (including the Independent Director nominee that fills the Additional Director Seat (if any));

(B)              for so long as that NYMT and its Affiliates Beneficially Own less than 20% but at least 10% of the Company’s outstanding shares of Common Stock (assuming all outstanding Common Units and LTIP Units are exchanged for shares of Common Stock in accordance with the terms of the Partnership Agreement), the number of individuals that NYMT shall have the right to designate for nomination to the Board shall be reduced to one (1); and

(b)               Notwithstanding anything to the contrary set forth in, from and after the time that NYMT and its Affiliates Beneficially Own less than 10.0% of the outstanding Common Stock (assuming all outstanding Common Units and LTIP Units are exchanged for shares of Common Stock in accordance with the terms of the Partnership Agreement), NYMT’s right to designate individuals for nomination to the Board shall terminate and be of no further force and effect.

(c)                Subject to the provisions of Section 3.1(a) and Section 3.1(b), at each annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which Directors are to be elected), the Board shall nominate NYMT Designees for election at such meeting, solicit proxies (or cause the Company to solicit proxies) in favor of the election of the NYMT Designees in a manner consistent with its solicitation of proxies for the election of all other Director candidates nominated by the Board and recommend that the stockholders of the Company elect to the Board each of the NYMT Designees. Neither the Board nor the Company shall take any action to oppose the election of any NYMT Designee, including, without limitation, nominating for election to the Board more individuals than the number of Director seats available or recommending that stockholders vote in favor of any nominee opposing a NYMT Designee.

ARTICLE IV

MISCELLANEOUS

Section 4.1.          Representations and Warranties of the Company.  Each party hereto represents and warrants to each other party as of the date hereof that it is not bound by any aggregate or commitment that conflicts with or could interfere with the performance of its obligations under this Agreement.

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Section 4.2.          Termination.  This Agreement shall automatically terminate at such time as NYMT no longer has the right to nominate a Director to the Board pursuant to Section 3.1. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 4.3.          Amendments and Waivers.  Except as otherwise provided herein and subject to the approval of a majority of the Independent Directors, this Agreement may not be amended except by an instrument in writing signed by each party that is at the time of such amendment still a party to this Agreement; provided, that NYMT may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly in writing and executed and delivered by the party against whom such waiver is claimed. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 4.4.          Successors and Assigns.  Except as specifically provided herein, this Agreement may not be assigned by the Company without the express prior written consent of NYMT, and any attempted assignment, without such consent, shall be null and void. Except as specifically provided herein, this Agreement may not be assigned by NYMT without the express written consent of a majority of the Board not affiliated with NYMT, and any attempted assignment, without such consent, shall be null and void.

Section 4.5.          Notices.

(a)                Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via facsimile and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

if to the Company, to:

RiverBanc Multifamily Investors, Inc.
227 West Trade Street
Suite 900

Charlotte, North Carolina 28202

Attn: Kevin Donlon
Fax: (855) 826-1639

Email: kdonlon@riverbanc.com

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if to NYMT, to:

New York Mortgage Trust, Inc.

275 Madison Avenue

New York, New York 10016

Attention: Steven R. Mumma

Facsimile: (732) 559-8250

Email: smumma@nymtrust.com

(b)               Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by facsimile, be deemed received on the first Business Day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the mail.

(c)                To the extent permitted by law, whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 4.6.          Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.7.          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 4.8.          Governing Law; Limitation of Scope of Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Maryland, without regard to its choice of law principles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

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Section 4.9.          Aggregation of Shares.  Notwithstanding anything to the contrary herein, all Shares Beneficially Owned by NYMT and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of NYMT, or application of any restrictions to NYMT, or reference to its Shares under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold.

Section 4.10.      No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party to this Agreement.

Section 4.11.      Severability of Provisions.

(a)                If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.

(b)               If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the applicable provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

Section 4.12.      Table of Contents, Headings and Captions.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.13.      Counterparts.  This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above.

riverbanc multifamily invEstors, inc.

By:
	Name:	Kevin M. Donlon
	Title:	Chief Executive Officer

NEW YORK MORTGAGE TRUST, INC.

By:
	Name:	Steven R. Mumma
	Title:	Chief Executive Officer and President

[Signature Page to Stockholders Agreement]